Exhibit 10.5

Short-Term Incentive Plan of Carlyle Taylor

2010 STI Goals

Name: Carlyle Taylor	Job Title: President – Radiant Computer Products

Effective Dates of Plan: 1/1/10 – 12/31/10	Business Unit: Radiant Computer Products

STI Potential: 85% of Base Salary	Manager: John Heyman

Goals:

Goal Description	Weight	Payout Timing	Budget (show qtrly if applicable)	Target (show qtrly if applicable)	Comments
Company Operating Income – 80% paid at Budget	80%	Annual	Q1 = N/A Q2 = N/A Q3 = N/A Q4 = N/A Annual = [xxxxxx]*	Q1 = N/A Q2 = N/A Q3 = N/A Q4 = N/A Annual = [xxxxxx]*

Hardware + Field Services + Installations GP – 20% paid at Budget. This portion of bonus is only paid out if the Operating Income budget is achieved.	20%	Annual	Q1 = N/A Q2 = N/A Q3 = N/A Q4 = N/A Annual = [xxxxxx]*	Q1 = N/A Q2 = N/A Q3 = N/A Q4 = N/A Annual = [xxxxxx]*

* Filed under an application for confidential treatment.